UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

February 8, 2016
(Date of Report - Date of Earliest Event Reported)

First Cash Financial Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-19133 (Commission File Number)	75-2237318 (IRS Employer Identification No.)

690 East Lamar Blvd., Suite 400, Arlington, Texas 76011
(Address of principal executive offices, including zip code)

(817) 460-3947
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Item 8.01 Other Events.

On February 8, 2016, First Cash Financial Services, Inc. (the “Company”) announced additional details about the Company’s dividend program, which was approved by the Board of Directors on January 27, 2016 and announced on January 28, 2016. The Company intends to pay common shareholders an annual cash dividend of $0.50 per share paid quarterly. The first quarterly $0.125 dividend will be paid on March 15, 2016 to stockholders of record on March 1, 2016.

In addition, the Company announced that on February 2, 2016, it completed its 211 store acquisition in Latin America by finalizing the purchase of the operating assets of 13 pawn stores located in El Salvador. The Company had previously completed the purchases of 32 stores in Guatemala on December 31, 2015 and 166 stores in Mexico on January 6, 2016.

On February 8, 2016, the Company issued a press release announcing the first quarter cash dividend and the completion of its 211 store acquisition in Latin America. The full text of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information provided in this Item 8.01 shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by the specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

99.1	Press Release, dated February 8, 2016, announcing additional details about the Company's cash dividend program and the completion of its 211 store Latin American acquisition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 8, 2016	FIRST CASH FINANCIAL SERVICES, INC.
(Registrant)

/s/ R. DOUGLAS ORR
R. Douglas Orr
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Document
99.1	Press Release, dated February 8, 2016, announcing additional details about the Company's cash dividend program and the completion of its 211 store Latin American acquisition.

3